United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 22, 2019

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 22, 2019. At the Annual Meeting, the shareholders of the Company approved the following matters submitted to them for consideration:

1.	The Company's shareholders elected all persons nominated as directors to serve until the Company’s
2020 Annual Meeting of Shareholders, as set forth in the Proxy Statement, with the following voting results:

	Votes	Votes		Broker
Nominee	“For”	"Against"	Abstentions	Non-Votes
Ellen R. Alemany	266,117,292	1,761,857	159,633	20,721,150
Keith W. Hughes	257,412,331	10,435,585	190,866	20,721,150
David K. Hunt	258,059,577	9,796,262	182,943	20,721,150
Stephan A. James	266,312,043	1,531,944	194,795	20,721,150
Leslie M. Muma	266,711,954	1,159,438	167,390	20,721,150
Alexander Navab	266,505,142	1,336,663	196,977	20,721,150
Gary A. Norcross	258,546,869	8,368,806	1,123,107	20,721,150
Louise M. Parent	267,307,112	564,752	166,918	20,721,150
Brian T. Shea	266,789,395	1,057,178	192,209	20,721,150
James B. Stallings, Jr.	265,283,120	2,569,937	185,725	20,721,150

2.
The Company’s shareholders voted upon and approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, with 249,107,490 votes for, 18,499,016 votes against, 432,276 abstentions and 20,721,150 broker non-votes.

3.
The Company’s shareholders voted upon and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019, with 285,589,799 votes for, 2,921,060 votes against and 249,073 abstentions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.
Date: May 23, 2019	By:	/s/ Charles H. Keller
		Name:	Charles H. Keller
		Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary